Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

(1)
Registration Statement (Form S-8 No. 333-239369) pertaining to the Forma Therapeutics Holdings, Inc. 2019 Stock Incentive Plan, the Forma Therapeutics Holdings, Inc. 2020 Stock Option and Incentive Plan, and the Forma Therapeutics Holdings, Inc. 2020 Employee Stock Purchase Plan;
(2)
Registration Statement (Form S-8 No. 333-254872) pertaining to the Forma Therapeutics Holdings, Inc. 2020 Stock Option and Incentive Plan and the Forma Therapeutics Holdings, Inc. 2020 Employee Stock Purchase Plan; and
(3)
Registration Statement (Form S-3 No. 333-258174) pertaining to registration of shares of common stock, $0.001 par value per share
(4)
Post-effective Amendment No. 1 to Registration Statement (Form S-3 No. 333-258174)

of our reports dated March 1, 2022, with respect to the consolidated financial statements of Forma Therapeutics Holdings, Inc. and the effectiveness of internal control over financial reporting of Forma Therapeutics Holdings, Inc. included in this Annual Report (Form 10-K) of Forma Therapeutics, Inc. for the year ended December 31, 2021.

/s/ Ernst & Young LLP

Boston, Massachusetts

March 1, 2022